Exhibit 99.1

NYSE American Symbol – UEC

Uranium Energy Corp Files S-K 1300 Technical Report Summary Disclosing a Total of 32M lbs of Indicated Resources for the Anderson Project in Arizona

Corpus Christi, TX, July 13, 2022 - Uranium Energy Corp (NYSE American: UEC; “UEC” or the “Company”) is pleased to announce that it has filed a Technical Report Summary (“TRS”) on EDGAR, disclosing mineral resources for the Company’s Anderson Project in Arizona (the “Project”).

Background:

●	As a U.S. domestic and domiciled company, UEC is now reporting all mineral resources in accordance with Item 1302 of Regulation S-K (“S-K 1300”);

●

S-K 1300 was adopted by the Securities and Exchange Commission (“SEC”) to modernize mineral property disclosure requirements for mining registrants and to align U.S. disclosure requirements more closely for mineral properties with current industry and global regulatory standards;

●	The mineral resource estimates set forth in this TRS have not previously been reported under the S-K 1300 format; and

●	The Anderson Project is the largest uranium deposit in the State of Arizona and ranks among the largest U.S. deposits in states that support uranium mining.

Total disclosed Indicated Resources for the Anderson Project is stated at 32,055,000 lbs. eU3O8 with 16,175,000 tons grading 0.099% eU3O8. Drill data from 1,175 drill holes was used in the current mineral resource estimate.

The TRS was prepared under S-K 1300 and was filed on July 12, 2022 with the SEC through EDGAR on Form 8-K and is also available on SEDAR as a “Material Document” filed on July 12, 2022. The TRS was prepared on behalf of the Company by Douglas L. Beahm, P.E., P.G., Principal Engineer of BRS Engineering, and by Clyde L. Yancey, P.G., Vice President of Exploration of UEC.

Amir Adnani, President and CEO stated: “We are very pleased with this update of the Company’s former NI-43 101 resources into fully compliant S-K 1300 resources for our Anderson Project and to see resources move up from the Inferred category to the Indicated category. America’s uranium resources are becoming increasingly important for utility and government buyers looking for reliable supplies from stable U.S. jurisdictions. The Anderson Project is an important asset in UEC’s project pipeline that will be available to supply the longer term needs of utilities and the Federal government seeking U.S. supply assurance.”

About the Anderson Project

The Project is located in Yavapai County, west-central Arizona, approximately 75 miles northwest of Phoenix and 43 miles northwest of Wickenburg, Arizona. The general area is situated along the northeast margin of the Date Creek Basin. The planned mining method for the Project is by a combination of open-pit and underground conventional mining. The Project covers 8,268 acres (12.9 square miles) and is comprised of 386 contiguous, unpatented lode mining and placer claims and one Arizona State land section. The northern section of the Anderson Project area holds the open-pit resource, and the adjacent southern section holds the underground resource.

The Project is located along the northeast margin of the Date Creek Basin of the Basin and Range Province of the western United States. Uranium mineralization is strata bound and occurs exclusively in the sequence of Miocene-age lacustrine lakebed sediments. The lacustrine sediments unconformably overlie the andesitic volcanic unit over most of the Project.

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The area was discovered by radiometric surveys at outcrop in the 1950s, and 10,758 tons of material containing 33,230 pounds of uranium at a grade of 0.15 % eU3O8 was mined and shipped to the Atomic Energy Commission buying stations prior to 1960.

Within the Project area, drill data from 1,175 drill holes was used in the current mineral resource estimate, including hole location and radiometric equivalent data in 0.5 foot downhole increments. The Company has not completed any drilling on the Anderson Project since acquisition.

Mineral Resources

Estimated indicated mineral resources are summarized in following table at a 0.02% eU3O8 grade cutoff and a 0.1 ft % GT cutoff. Mineral resources were estimated separately for each mineralized zone. The total contained mineralized material was first estimated, then reasonable prospects for economic extraction were applied.

Mineral resources are not mineral reserves and do not have demonstrated economic viability. However, considerations of reasonable prospects for eventual economic extraction were applied to the mineral resource calculations herein.

Mineral Resource Estimates (0.1% Sum GT Cutoff)	Tons (millions)	Average Sum Thickness (ft)	Average Grade (%eU3O8)	Pounds eU3O8 (millions)
Resource Zone A
Reasonably Extractable Indicated Resource	0.862	3.8	0.111	1.907
Resource Zone B
Reasonably Extractable Indicated Resource	7.347	9.5	0.108	15.816
Resource Zone C
Reasonably Extractable Indicated Resource	6.211	10.4	0.094	11.730
Resource Zone D
Reasonably Extractable Indicated Resource	0.760	3.2	0.093	1.421
Resource Zone E
Reasonably Extractable Indicated Resource	0.911	7.6	0.060	1.095
Resource Zone F
Reasonably Extractable Indicated Resource	0.084	4.6	0.051	0.086
ALL ZONES GRAND TOTALS
Extractable Indicated Resource	16.175	8.2	0.099	32.055

Notes:

1. Mineral Resources are not mineral reserves and do not have demonstrated economic viability.

2. Economic factors have been applied to the estimates in consideration of reasonable prospects for economic extraction.

3. Totals may not add due to rounding.

The technical information in this news release has been reviewed by each of Douglas L. Beahm, P.E., P.G., Principal Engineer of BRS Engineering, and Clyde L. Yancey, P.G., Vice President of Exploration of UEC, being Qualified Persons under Item 1302 of Regulation S-K.

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About Uranium Energy Corp

Uranium Energy Corp is America’s leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (ISR) mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place. Additionally, the Company has other diversified holdings of uranium assets, including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp.; and (3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC

WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.